INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-23490, 33-28309, 33-56932, 33-89862, 33-89864, 333-06469, 333-76245,
333-84583 and 333-37154 all on Form S-8 and Registration Statement No. 333-88095 on Form S-3 of Plexus Corp. of our report dated May 31, 2000 relating to the financial statements of the Contract Electronics Manufacturing Services Operations of Elamex, S.A. de C.V. as of and for the year ended December 31, 1999, appearing in Amendment No. 1 to the Current Report on Form 8-K/A under the Securities Act of 1934 of Plexus Corp. dated May 23, 2000.




Houston, Texas
August 4, 2000